US SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8 - K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 3, 2001


                          MEASUREMENT SPECIALTIES, INC.
             (Exact name of registrant as specified in its charter)


              New  Jersey              1-11906               22-2378738
         -------------------         -------------          -------------
(State or other jurisdiction of    (Commission file         (IRS Employer
incorporation or organization)          number)          Identification  No.)


                 80 Little Falls Road, Fairfield, New Jersey 07004
                 -------------------------------------------------
                    (Address of principal executive offices)

                                  (973) 808-1819
                                 ---------------
                           (Issuer's telephone number)


    (Former name, former address and former fiscal year, if changed since last report)

ITEM  5.  OTHER  EVENTS

On July 3, 2001, Measurement Specialties, Inc. issued a press release commenting on the outlook for the first quarter ended June 30 of fiscal year 2002. The press release is attached as Exhibit 01 to this form 8-K.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

(c)  Exhibits

     Exhibit  01 Measurement Specialties, Inc. Press Release issued July 3, 2001


SIGNATURES


In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


MEASUREMENT SPECIALTIES, INC.
(Registrant)
                                        /s/  Kirk  J.  Dischino
                                        -----------------------
                                        Kirk  J.  Dischino
Date: July 3, 2001                      Chief Financial Officer

EXHIBIT  01

                                [GRAPHIC OMITTED]

                              M E A S U R E M E N T
                                  SPECIALTIES



Contact:  Joseph  R.  Mallon,  Jr.,  CEO
          Kirk  J.  Dischino,  CFO
          973  808-1819

          Boutcher & Boutcher, Investor relations
          Aimee  Boutcher
          973  239-2878
                                                           FOR IMMEDIATE RELEASE

      Measurement Specialties Comments on Outlook for First Fiscal Quarter

Fairfield, NJ, July 3, 2001 - Measurement Specialties, Inc. (AMEX: MSS) today commented on the outlook for the first quarter ended June 30 of fiscal year 2002.

For the first fiscal quarter, the Company forecasts revenue in a range of $25 million to $26 million, compared to $16.3 million in the prior fiscal year. Current year results include Schaevitz, acquired in August, 2000. The Company anticipates diluted earnings per share of between $0.12 and $0.15 compared to $0.14 per share in the same quarter of the prior year.

"The first fiscal quarter was affected by relatively low customer funded research and development, lower sales in our Schaevitz division, and higher costs associated with startup of production in Asia for Schaevitz," stated Joseph R. Mallon Jr., Chairman and Chief Executive Officer. "Although results were strong in the early part of calendar 2001, the first quarter of the fiscal year was weaker than our expectations. We expect this weakness to continue in the second fiscal quarter."

Mr. Mallon continued, "Despite the short term outlook, we are looking for the second half of the fiscal year to be stronger. We are actively pursuing cost reduction programs, and additional savings are anticipated as we fully integrate the Schaevitz division with our low-cost Asian facilities. We continue to introduce new products and focus on the growth of both our Consumer and Sensor businesses. Our intention is to complete our announced stock offering early in the second fiscal quarter."

Measurement Specialties (AMEX: MSS), is a leading designer and manufacturer of sensors and sensor-based consumer products. Measurement Specialties produces a wide variety of sensors that use advanced technologies to measure precise ranges of physical characteristics, including pressure, motion, force, displacement, angle, flow, and distance. The Company uses multiple advanced technologies, including piezoresistive, application specific integrated circuits (ASICs), micro-electromechanical systems (MEMS), piezopolymers, and strain gages to allow their sensors to operate precisely and cost effectively.

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including but not limited to, statements with respect to forecasted revenue, earnings per share, expected savings, and company outlookForward looking statements may be identified by such words or phases as "will likely result", "are expected to", "will continue", "is anticipated", "estimated", "projected", "may", or similar expressions. The forward-looking statements above involve a number of risks and uncertainties. Factors that might cause actual results, forecasted revenue, earnings per share, expected savings, and company outlook to differ materially include: conditions in the general economy and in the markets served by the Company; competitive factors, such as price pressures and the potential emergence of rival technologies; interruptions of suppliers' operations affecting availability of component materials at reasonable prices; timely development and market acceptance, and warranty performance of new products; success in identifying, financing and integrating acquisition candidates; changes in product mix, costs and yields, fluctuations in foreign currency exchange rates; uncertainties related to doing business in Hong Kong and China; and the risk factors listed from time to time in the Company's SEC reports. The Company is involved in an announced active acquisition program. Forward looking statements do not include the impact of acquisitions, which could affect results in the near term. Actual results may differ materially. The Company assumes no obligation to update the information in this issue.